Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Glen F. Post, III, R. Stewart Ewing, Jr. and Stacey W. Goff, or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 for the registration under the Securities Act of 1933, as amended, of the common stock, par value $1.00 per share, of CenturyLink, Inc. in connection with the proposed acquisition of Level 3 Communications, Inc. by CenturyLink, Inc. (the “Registration Statement”), and in connection with any and all amendments and supplements (including post-effective amendments) to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements (including post-effective amendments) relating thereto, and to file such instruments with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned officers and directors of CenturyLink, Inc. in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

Dated: December 15, 2016

Signature	Title	Date

/s/ Glen F. Post, III Glen F. Post, III	Chief Executive Officer, President and Director (Principal Executive Officer)	December 15, 2016

/s/ R. Stewart Ewing, Jr. R. Stewart Ewing, Jr.	Executive Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)	December 15, 2016

/s/ David P. Cole David P. Cole	Senior Vice President, Controller and Operations Support (Principal Accounting Officer)	December 15, 2016

/s/ William A. Owens William A. Owens	Chairman of the Board of Directors	December 15, 2016

/s/ Harvey P. Perry Harvey P. Perry	Vice Chairman of the Board of Directors	December 15, 2016

Signature	Title	Date

/s/ Martha H. Bejar Martha H. Bejar	Director	December 15, 2016

Virginia Boulet	Director	December 15, 2016

/s/ Peter C. Brown Peter C. Brown	Director	December 15, 2016

/s/ W. Bruce Hanks W. Bruce Hanks	Director	December 15, 2016

/s/ Mary L. Landrieu Mary L. Landrieu	Director	December 15, 2016

/s/ Gregory J. McCray Gregory J. McCray	Director	December 15, 2016

/s/ Michael J. Roberts Michael J. Roberts	Director	December 15, 2016

/s/ Laurie A. Siegel Laurie A. Siegel	Director	December 15, 2016